Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2026 FIRST QUARTER RESULTS

Met or Exceeded All Guidance Metrics Provided

5% Year-Over-Year Increase in Domestic Consolidated Communities

$471 Million of Total Liquidity

Domestic Contracts, Including Unconsolidated Joint Ventures, Increased 11% Year-Over-Year for January and 13% for February to Date over the Same Period Last Year

MATAWAN, NJ, February 25, 2026 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2026.

RESULTS FOR THE THREE-MONTHS ENDED JANUARY 31, 2026:

  Total revenues were $632.0 million in the first quarter of fiscal 2026, which was above the midpoint of the guidance range we provided, compared with $673.6 million in the same quarter of the prior year.
  Domestic unconsolidated joint ventures sale of homes revenues for the first quarter of fiscal 2026 was $72.4 million (118 homes) compared with $131.8 million (197 homes) for the three months ended January 31, 2025.
  Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 10.1% for the three months ended January 31, 2026, compared with 15.2% during the first quarter a year ago.
  Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 13.4% during the fiscal 2026 first quarter, which was within the guidance range we provided, compared with 18.3% in last year’s first quarter.
  Total SG&A was $84.0 million, or 13.3% of total revenues, in the first quarter of fiscal 2026 compared with $86.9 million, or 12.9% of total revenues, in the first quarter of fiscal 2025.
  Total interest expense was $28.7 million, or 4.5% of total revenues, for the first quarter of fiscal 2026, compared with $28.9 million, or 4.3% of total revenues, for the first quarter of fiscal 2025.
  Income before income taxes for the first quarter of fiscal 2026 was $28.7 million compared with $39.9 million in the first quarter of the prior fiscal year.
  Income before income taxes, excluding land-related charges, was $31.1 million in the first quarter of fiscal 2026, which was above the high end of the guidance range we provided, compared with income before these items of $40.9 million in the first quarter of fiscal 2025.
  Net income was $20.9 million, or $2.62 per diluted common share, for the three months ended January 31, 2026, compared with net income of $28.2 million, or $3.58 per diluted common share, in the same period of the previous fiscal year.
  EBITDA was $60.7 million for the first quarter of fiscal 2026 compared with $71.0 million for the first quarter of the prior year.
  Adjusted EBITDA was $63.1 million for the quarter ended January 31, 2026, which was above the high end of the guidance range we provided, compared with $72.1 million in the first quarter of the prior fiscal year.
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  Consolidated domestic contracts (1) in the first quarter of fiscal 2026 increased 3.1% to 1,242 homes ($664.8 million) compared with 1,205 homes ($643.3 million) in the same quarter last year. Domestic contracts, including domestic unconsolidated joint ventures, for the three months ended January 31, 2026, decreased 2.5% to 1,365 homes ($747.0 million) compared with 1,400 homes ($770.8 million) in the first quarter of fiscal 2025.
  Consolidated domestic contracts, including unconsolidated joint ventures, for January 2026 increased 11.3% to 560 homes compared with 503 homes in January 2025. Consolidated domestic contracts, including unconsolidated joint ventures, month to date through February 23, 2026, increased 13.1% to 457 homes compared with 404 homes month to date through February 23, 2025.
  As of January 31, 2026, the number of consolidated domestic communities increased by 4.8% to 131, compared with 125 communities as of January 31, 2025. Including domestic unconsolidated joint ventures, domestic community count grew by 2.0% to 151 as of January 31, 2026, up from 148 as of January 31, 2025.
  Consolidated domestic contracts per community declined slightly year-over-year to 9.5 in the first quarter of fiscal 2026, compared to 9.6 in the same quarter of fiscal 2025. When including domestic unconsolidated joint ventures, domestic contracts per community decreased to 9.0 for the three months ended January 31, 2026, compared with 9.5 in the prior year period.
  The dollar value of consolidated domestic contract backlog, as of January 31, 2026, decreased 16.0% to $782.7 million compared with $931.9 million as of January 31, 2025. The dollar value of domestic contract backlog, including domestic unconsolidated joint ventures, as of January 31, 2026, decreased 16.7% to $1.02 billion compared with $1.23 billion as of January 31, 2025. The year-over-year decrease in domestic backlog dollars is partly due to increased sales of quick move in homes (QMIs), which are typically in backlog for a very short period of time.
  The gross domestic contract cancellation rate for consolidated contracts was 14% for the quarter ended January 31, 2026, compared with 16% in the fiscal 2025 first quarter. The gross domestic contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 14% for the first quarter of fiscal 2026 compared with 16% in the first quarter of the prior year.
  For the trailing twelve-month period our net income return on inventory was 3.4% and our adjusted earnings before interest and income taxes return on investment (Adjusted EBIT ROI) was 17.2%. For the most recently reported trailing twelve-month periods, we believe we had the second highest Adjusted EBIT ROI compared to nine of our publicly traded midsized homebuilder peers.
  On January 1, 2026, we acquired a controlling interest in a previously unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).  Beginning in the first quarter of fiscal 2026, the results from KSA are included in our consolidated results.

(1)When we refer to “domestic” deliveries, contracts, communities or backlog, we are excluding results from our multi-community KSA operations.

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LIQUIDITY AND INVENTORY AS OF JANUARY 31, 2026:

  During the first quarter of fiscal 2026, land and land development spending was $180.7 million compared with $247.6 million in the same quarter one year ago.
  Total liquidity as of January 31, 2026, was $471.4 million, which was significantly above our target liquidity range of $170 million to $245 million.
  In the first quarter of fiscal 2026, approximately 2,100 lots were put under option or acquired in 25 domestic consolidated communities.
  As of January 31, 2026, our total domestic controlled consolidated lots were 35,560 compared with 43,254 lots at the end of the previous fiscal year’s first quarter. Continuing our land-light strategic focus, 86% of our lots were optioned at the end of the first quarter of fiscal 2026. Based on trailing twelve-month deliveries, the current position equaled 6.7 years’ supply.
  Total domestic QMIs as of January 31, 2026, were 742, a decline of 36.2%, compared with 1,163 as of January 31, 2025, illustrating our efforts to match our starts with our sales pace. This equates to 5.7 QMIs per community as of January 31, 2026. Total domestic finished QMIs as of January 31, 2026, were 248, a decline of 22.3% compared with 319 as of January 31, 2025 and a decline of 28.7% compared with 348 finished QMIs as of October 31, 2025.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the second quarter of fiscal 2026. Financial guidance below assumes no adverse changes in current market conditions, including deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $112.65 on January 31, 2026.

For the second quarter of fiscal 2026, total revenues are expected to be between $625 million and $725 million, adjusted homebuilding gross margin is expected to be between 13.0% and 14.0%, adjusted income before income taxes is expected to be between breakeven and $10 million and adjusted EBITDA is expected to be between $30 million and $40 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“Even with a challenging sales environment this quarter, related to cautious homebuyers and ongoing global uncertainties, I am satisfied to report that our team successfully met or exceeded all aspects of our guidance,” said Ara K. Hovnanian, Chairman of the Board and Chief Executive Officer. “Our strong operating model and disciplined approach allowed us to stay focused on sales pace and adapt quickly to changing conditions. Our operating model has helped us stay among the top two for Adjusted EBIT ROI when compared to nine other publicly traded midsized homebuilders. Achieving our guidance in this environment highlights the dedication and resilience of our associates.”

Mr. Hovnanian added, “Although we are not satisfied with our projected profits for the second quarter, we anticipate our adjusted income before income taxes to increase in the second half of fiscal 2026, weighted towards the fourth quarter, compared to the first half of the year. Over the past six fiscal years, our profits have typically improved in the second half. We’re optimistic because we’ve seen better contract activity in January and February, and we anticipate delivering more homes from newer, higher-margin communities in the latter part of the year, including a higher percentage of higher margined to-be-built homes.”

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“Looking ahead, the long-term outlook for the homebuilding industry remains compelling, supported by a structurally undersupplied market and strong demographic trends. We are disciplined in our approach to pricing, product positioning, and capital allocation, which helps us remain competitive throughout different market cycles. While near-term volatility may persist in the current uncertain housing market, our focus remains on delivering superior returns for our shareholders over the long term. We are confident that our strategy and operational excellence will enable us to capitalize on opportunities as the housing market evolves,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2026 first quarter results conference call at 11:30 a.m. E.T. on Wednesday, February 25, 2026. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs(“Adjusted EBITDA”), the ratio of Adjusted EBITDA to interest incurred and EBIT before inventory impairments and land option write-offs (“Adjusted EBIT”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation for historical periods of EBIT, EBITDA, Adjusted EBIT and Adjusted EBITDA to net income (loss) are presented in tables attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income (loss) before income taxes excluding land-related charges is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income (loss) before income taxes is presented in a table attached to this earnings release.

Adjusted investment, which is defined as total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures (“Adjusted Investment”), is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. The reconciliation for historical periods of Adjusted Investment to total inventories is presented in a table attached to this earnings release.

The ratio of Adjusted EBIT return on adjusted investment (“Adjusted EBIT ROI”), which is the ratio of Adjusted EBIT for the trailing twelve-months, to the average Adjusted Investment for the prior five fiscal quarters, is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income return to total inventories. The presentation of the ratios of Adjusted EBIT ROI and net income return on inventory are presented in a table attached to this earnings release.

Total liquidity is comprised of $339.9 million of cash and cash equivalents, $6.5 million of restricted cash required to collateralize letters of credit and $125.0 million available under a senior secured revolving credit facility as of January 31, 2026.

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FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries and changes in immigration laws or the enforcement thereof and trends in labor migration; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) increases in inflation; (5) adverse weather and other environmental conditions and natural or man-made disasters; (6) the seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (8) reliance on, and the performance of, subcontractors; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) increases in cancellations of agreements of sale; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) global economic and political instability (18) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (19) availability and terms of financing to the Company; (20) the Company’s sources of liquidity; (21) changes in credit ratings; (22) government regulation, including regulations concerning the development of land, the home building, sales and customer financing processes, tax laws and environmental, health and safety matters; (23) potential liability as a result of the past or present use of hazardous materials; (24) operations through unconsolidated joint ventures with third parties; (25) significant influence of the Company’s controlling stockholders; (26) availability of net operating loss carryforwards; (27) loss of key management personnel or failure to attract qualified personnel; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2026 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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Hovnanian Enterprises, Inc.
January 31, 2026
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended
	January 31,
	2026	2025
	(Unaudited)
Total revenues	$631,952	$673,623
Costs and expenses (1)	606,690	642,965
Income from unconsolidated joint ventures	3,440	9,205
Income before income taxes	28,702	39,863
Income tax provision	7,843	11,672
Net income	20,859	28,191
Less: preferred stock dividends	2,669	2,669
Net income available to common stockholders	$18,190	$25,522

Per share data:
Basic:
Net income per common share	$2.80	$3.88
Weighted average number of common shares outstanding	6,490	6,517
Assuming dilution:
Net income per common share	$2.62	$3.58
Weighted average number of common shares outstanding	6,950	7,071

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
January 31, 2026
Reconciliation of income before income taxes excluding land-related charges to income before income taxes
(In thousands)

	Three Months Ended
	January 31,
	2026	2025
	(Unaudited)
Income before income taxes	$28,702	$39,863
Inventory impairments and land option write-offs	2,359	1,040
Income before income taxes excluding land-related charges (1)	$31,061	$40,903

(1) Income before income taxes excluding land-related charges is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

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Hovnanian Enterprises, Inc.
January 31, 2026
Gross margin
(In thousands)

	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2026	2025
	(Unaudited)
Sale of homes	$575,759	$646,914
Cost of sales, excluding interest expense and land charges (1)	498,413	528,745
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	77,346	118,169
Cost of sales interest expense, excluding land sales interest expense	16,567	18,738
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	60,779	99,431
Land charges	2,359	1,040
Homebuilding gross margin	$58,420	$98,391

Homebuilding gross margin percentage	10.1%	15.2%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	13.4%	18.3%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	10.6%	15.4%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2026	2025
	(Unaudited)
Land and lot sales	$34,712	$6,826
Cost of sales, excluding interest	11,218	4,545
Land and lot sales gross margin, excluding interest	23,494	2,281
Land and lot sales interest expense	24	618
Land and lot sales gross margin, including interest	$23,470	$1,663

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

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Hovnanian Enterprises, Inc.
January 31, 2026
Reconciliation of adjusted EBITDA to net income
(In thousands)

	Three Months Ended
	January 31,
	2026	2025
	(Unaudited)
Net income	$20,859	$28,191
Income tax provision	7,843	11,672
Interest expense	28,749	28,873
EBIT (1)	57,451	68,736
Depreciation and amortization	3,271	2,298
EBITDA (2)	60,722	71,034
Inventory impairments and land option write-offs	2,359	1,040
Adjusted EBITDA (3)	$63,081	$72,074

Interest incurred	$29,567	$29,855

Adjusted EBITDA to interest incurred	2.18	2.41

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairments and land option write-offs.

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Hovnanian Enterprises, Inc.
January 31, 2026
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended
	January 31,
	2026	2025
	(Unaudited)
Interest capitalized at beginning of period	$43,263	$57,671
Plus: interest incurred	29,567	29,855
Less: interest expensed	(28,749)	(28,873)
Less: interest contributed to unconsolidated joint ventures (1)	(1,109)	(5,769)
Plus: interest acquired from unconsolidated joint ventures (2)	425	-
Interest capitalized at end of period (3)	$43,397	$52,884

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the three months ended January 31, 2026 and 2025, respectively. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Represents capitalized interest which was included as part of the assets acquired from a joint venture closed out during the three months ended January 31, 2026. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

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Hovnanian Enterprises, Inc.
January 31, 2026
Reconciliation of Adjusted EBIT Return on Adjusted Investment
(in thousands)

					TTM
	For the quarter ended				ended
	4/30/2025	7/31/2025	10/31/2025	1/31/2026	1/31/2026
Net income (loss)	$19,726	$16,615	$(667)	$$20,859	$56,533

	As of					Five Quarter
	1/31/2025	4/30/2025	7/31/2025	10/31/2025	1/31/2026	Average
Total inventories	$1,666,490	$1,743,965	$1,692,932	$1,637,470	$1,647,970	$1,677,765
Return on Inventory						3.4%

					TTM
	For the quarter ended				ended
	4/30/2025	7/31/2025	10/31/2025	1/31/2026	1/31/2026
Net income (loss)	$19,726	$16,615	$(667)	$20,859	$56,533
Income tax provision (benefit)	6,804	7,187	(3,441)	7,843	18,393
Interest expense	29,083	34,017	34,443	28,749	126,292
EBIT (1)	55,613	57,819	30,335	57,451	201,218
Inventory impairments and land option write-offs	3,056	16,045	19,430	2,359	40,890
(Gain) loss on extinguishment of debt, net	(399)	-	33,512	-	33,113
Adjusted EBIT (2)	$58,270	$73,864	$83,277	$59,810	$275,221

	As of
	1/31/2025	4/30/2025	7/31/2025	10/31/2025	1/31/2026
Total inventories	$1,666,490	$1,743,965	$1,692,932	$1,637,470	$1,647,970
Less Liabilities from inventory not owned, net of debt issuance costs	(156,274)	(173,098)	(236,644)	(244,723)	(235,945)
Less Interest capitalized at end of period	(52,884)	(53,633)	(48,139)	(43,263)	(43,397)
Plus Investments in and advances to unconsolidated joint ventures	172,679	183,461	218,356	163,469	146,631
Plus Goodwill	-	-	-	-	31,705	Five Quarter Average
Adjusted Investment (3)	$1,630,011	$1,700,695	$1,626,505	$1,512,953	$1,546,964	$1,603,426
Adjusted EBIT Return on Adjusted Investment (4)						17.2%

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(2) Adjusted EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBIT represents earnings before interest expense, income taxes, inventory impairments and land option write-offs.

(3) Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. Adjusted Investment represents total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures.

(4) The ratio of Adjusted EBIT Return on Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income (loss) to total inventories.

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  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	January 31,	October 31,
	2026	2025
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$339,910	$272,772
Restricted cash and cash equivalents	9,661	12,608
Inventories:
Sold and unsold homes and lots under development	1,154,723	1,132,798
Land and land options held for future development or sale	169,029	171,793
Consolidated inventory not owned	324,218	332,879
Total inventories	1,647,970	1,637,470
Investments in and advances to unconsolidated joint ventures	146,631	163,469
Receivables, deposits and notes, net	40,192	26,454
Property and equipment, net	56,611	50,539
Goodwill	31,705	-
Prepaid expenses and other assets	115,256	89,773
Total homebuilding	2,387,936	2,253,085

Financial services	123,957	151,211

Deferred tax assets, net	222,783	229,617
Total assets	$2,734,676	$2,633,913

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$28,548	$29,494
Accounts payable and other liabilities	420,443	438,698
Customers’ deposits	176,847	46,376
Liabilities from inventory not owned, net of debt issuance costs	235,945	244,723
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	901,307	900,718
Accrued interest	30,116	11,874
Total homebuilding	1,793,206	1,671,883

Financial services	102,627	130,873

Income taxes payable	1,209	222
Total liabilities	1,897,042	1,802,978
Equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2026 and October 31, 2025	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,586,810 shares at January 31, 2026 and 6,503,722 shares at October 31, 2025	66	65
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 812,387 shares at January 31, 2026 and 812,410 shares at October 31, 2025	8	8
Paid in capital - common stock	753,004	757,391
Retained earnings	145,516	127,326
Treasury stock - at cost – 1,433,485 shares of Class A common stock at January 31, 2026 and 1,348,087 shares at October 31, 2025; 27,669 shares of Class B common stock at January 31, 2026 and October 31, 2025	(198,154)	(189,154)
Total Hovnanian Enterprises, Inc. stockholders’ equity	835,739	830,935
Noncontrolling interest	1,895	-
Total equity	837,634	830,935
Total liabilities and equity	$2,734,676	$2,633,913

(1)     Derived from the audited balance sheet as of October 31, 2025

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HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,
	2026	2025
Revenues:
Homebuilding:
Sale of homes	$575,759	$646,914
Land sales and other revenues	37,185	9,767
Total homebuilding	612,944	656,681
Financial services	19,008	16,942
Total revenues	631,952	673,623

Expenses:
Homebuilding:
Cost of sales, excluding interest	509,631	533,290
Cost of sales interest	16,591	19,356
Inventory impairments and land option write-offs	2,359	1,040
Total cost of sales	528,581	553,686
Selling, general and administrative	50,281	54,253
Total homebuilding expenses	578,862	607,939

Financial services	13,235	13,437
Corporate general and administrative	33,718	32,692
Other interest	12,158	9,517
Other (income) expense, net (1)	(31,283)	(20,620)
Total expenses	606,690	642,965
Income from unconsolidated joint ventures	3,440	9,205
Income before income taxes	28,702	39,863
State and federal income tax provision:
State	1,205	2,049
Federal	6,638	9,623
Total income taxes	7,843	11,672
Net income	20,859	28,191
Less: preferred stock dividends	2,669	2,669
Net income available to common stockholders	$18,190	$25,522

Per share data:
Basic:
Net income per common share	$2.80	$3.88
Weighted-average number of common shares outstanding	6,490	6,517
Assuming dilution:
Net income per common share	$2.62	$3.58
Weighted-average number of common shares outstanding	6,950	7,071

(1) Includes $26.8 million gain on consolidation of joint ventures for the three months ended January 31, 2026, and $22.7 million gain on contribution of assets to a joint venture for the three months ended January 31, 2025.

12

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast (3) (4)
(DE, MD, NJ, OH, PA, VA, WV)	Home	412	440	(6.4)%	417	445	(6.3)%	622	777	(19.9)%
	Dollars	$226,460	$251,636	(10.0)%	$239,802	$281,648	(14.9)%	$368,397	$501,469	(26.5)%
	Avg. Price	$549,660	$571,900	(3.9)%	$575,065	$632,917	(9.1)%	$592,278	$645,391	(8.2)%
Southeast (4)
(FL, GA, SC)	Home	182	136	33.8%	158	124	27.4%	195	251	(22.3)%
	Dollars	$91,340	$76,099	20.0%	$74,231	$51,437	44.3%	$111,874	$146,636	(23.7)%
	Avg. Price	$501,868	$559,551	(10.3)%	$469,816	$414,815	13.3%	$573,713	$584,207	(1.8)%
West (2) (3)
(AZ, CA, TX)	Home	648	629	3.0%	524	685	(23.5)%	518	570	(9.1)%
	Dollars	$347,035	$315,532	10.0%	$261,726	$313,829	(16.6)%	$302,384	$283,816	6.5%
	Avg. Price	$535,548	$501,641	6.8%	$499,477	$458,145	9.0%	$583,753	$497,923	17.2%
Domestic Subtotal
	Home	1,242	1,205	3.1%	1,099	1,254	(12.4)%	1,335	1,598	(16.5)%
	Dollars	$664,835	$643,267	3.4%	$575,759	$646,914	(11.0)%	$782,655	$931,921	(16.0)%
	Avg. Price	$535,294	$533,832	0.3%	$523,894	$515,880	1.6%	$586,258	$583,180	0.5%
Kingdom of Saudi Arabia (KSA) (5)
	Home	0	0	0.0%	0	0	0.0%	746	0	0.0%
	Dollars	$0	$0	0.0%	$0	$0	0.0%	$181,467	$0	0.0%
	Avg. Price	$0	$0	0.0%	$0	$0	0.0%	$243,253	$0	0.0%
Consolidated Total
	Home	1,242	1,205	3.1%	1,099	1,254	(12.4)%	2,081	1,598	30.2%
	Dollars	$664,835	$643,267	3.4%	$575,759	$646,914	(11.0)%	$964,122	$931,921	3.5%
	Avg. Price	$535,294	$533,832	0.3%	$523,894	$515,880	1.6%	$463,297	$583,180	(20.6)%
Unconsolidated Joint Ventures
(excluding KSA JV)	Home	123	195	(36.9)%	118	197	(40.1)%	330	403	(18.1)%
(2) (3) (4) (6)	Dollars	$82,146	$127,485	(35.6)%	$72,391	$131,776	(45.1)%	$239,358	$294,875	(18.8)%
	Avg. Price	$667,854	$653,769	2.2%	$613,483	$668,914	(8.3)%	$725,327	$731,700	(0.9)%

Grand Total	Home	1,365	1,400	(2.5)%	1,217	1,451	(16.1)%	2,411	2,001	20.5%
	Dollars	$746,981	$770,752	(3.1)%	$648,150	$778,690	(16.8)%	$1,203,480	$1,226,796	(1.9)%
	Avg. Price	$547,239	$550,537	(0.6)%	$532,580	$536,657	(0.8)%	$499,162	$613,091	(18.6)%

KSA JV Only
	Home	23	198	(88.4)%	0	0	0.0%	0	474	(100.0)%
	Dollars	$5,690	$50,272	(88.7)%	$0	$0	0.0%	$0	$114,632	(100.0)%
	Avg. Price	$247,391	$253,899	(2.6)%	$0	$0	0.0%	$0	$241,840	(100.0)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2)  Includes 8 homes and $5.0 million of contract backlog related to the assets and liabilities in the West segment that were contributed to a joint venture the company entered into during the three months ended January 31, 2025.

(3)  Includes 67 homes and $53.3 million and 3 homes and $1.3 million of contract backlog related to the assets and liabilities in the Northeast and West segments, respectively, that were acquired from a joint venture the company closed out during the three months ended January 31, 2026.

(4)  Includes 71 homes and $54.7 million and 13 homes and $10.6 million of contract backlog related to the assets and liabilities in the Northeast and Southeast segments, respectively, that were contributed to a joint venture the company entered into during the three months ended January 31, 2026.

(5)  Includes 746 homes and $181.5 million of contract backlog related to the assets and liabilities acquired from the unconsolidated KSA JV, which the company consolidated during the three months ended January 31, 2026.

(6) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

13

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Northeast (3) (4)
(Unconsolidated Joint Ventures)	Home	72	117	(38.5)%	71	109	(34.9)%	232	282	(17.7)%
(Excluding KSA JV)	Dollars	$49,644	$78,729	(36.9)%	$43,812	$80,890	(45.8)%	$170,438	$210,209	(18.9)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$689,500	$672,897	2.5%	$617,070	$742,110	(16.8)%	$734,647	$745,422	(1.4)%
Southeast (4)
(Unconsolidated Joint Ventures)	Home	33	67	(50.7)%	28	79	(64.6)%	83	106	(21.7)%
(FL, GA, SC)	Dollars	$23,425	$42,990	(45.5)%	$17,931	$46,848	(61.7)%	$61,368	$76,634	(19.9)%
	Avg. Price	$709,848	$641,642	10.6%	$640,393	$593,013	8.0%	$739,373	$722,962	2.3%
West (2) (3)
(Unconsolidated Joint Ventures)	Home	18	11	63.6%	19	9	111.1%	15	15	0.0%
(AZ, CA, TX)	Dollars	$9,077	$5,766	57.4%	$10,648	$4,038	163.7%	$7,552	$8,032	(6.0)%
	Avg. Price	$504,278	$524,182	(3.8)%	$560,421	$448,667	24.9%	$503,467	$535,467	(6.0)%
Unconsolidated Joint Ventures
(Excluding KSA JV)	Home	123	195	(36.9)%	118	197	(40.1)%	330	403	(18.1)%
(2) (3) (4) (5)	Dollars	$82,146	$127,485	(35.6)%	$72,391	$131,776	(45.1)%	$239,358	$294,875	(18.8)%
	Avg. Price	$667,854	$653,769	2.2%	$613,483	$668,914	(8.3)%	$725,327	$731,700	(0.9)%

KSA JV Only
	Home	23	198	(88.4)%	0	0	0.0%	0	474	(100.0)%
	Dollars	$5,690	$50,272	(88.7)%	$0	$0	0.0%	$0	$114,632	(100.0)%
	Avg. Price	$247,391	$253,899	(2.6)%	$0	$0	0.0%	$0	$241,840	(100.0)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2)  Includes 8 homes and $5.0 million of contract backlog related to the assets and liabilities in the West segment that were contributed to a joint venture the company entered into during the three months ended January 31, 2025.

(3)  Includes 67 homes and $53.3 million and 3 homes and $1.3 million of contract backlog related to the assets and liabilities in the Northeast and West segments, respectively, that were acquired from a joint venture the company closed out during the three months ended January 31, 2026.

(4)  Includes 71 homes and $54.7 million and 13 homes and $10.6 million of contract backlog related to the assets and liabilities in the Northeast and Southeast segments, respectively, that were contributed to a joint venture the company entered into during the three months ended January 31, 2026.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

14